Exhibit 99.1

Media Contact	Investor Contact
Ed Steadham 203-578-2287	Terry Mangan 203-578-2318
esteadham@websterbank.com	tmangan@websterbank.com

Webster Announces Special Meeting of Shareholders To Be Held

December 10, 2009

WATERBURY, Conn., October 23, 2009 – Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., announced today that its board of directors has scheduled a special meeting of shareholders for 4:00 p.m. (Eastern Standard Time) December 10, 2009 at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut. The record date for shareholders to vote at the meeting is October 20, 2009.

On July 27, 2009, Webster entered into an investment agreement with Warburg Pincus, the global private equity firm, pursuant to which Warburg Pincus agreed to invest $115 million in Webster through a direct purchase of newly issued common stock at $10 per share, non-voting perpetual participating preferred stock, and warrants. Warburg Pincus completed its investment on October 15, 2009.

At the special meeting, holders of record of shares of Webster’s common stock will be asked to consider and vote on proposals to approve (i) an amendment to Webster’s Certificate of Incorporation removing the provision that currently prohibits any person from acquiring 10 percent or more of the company’s outstanding shares of common stock without the affirmative approval of the holders of two-thirds of our outstanding shares of common stock, and (ii) the issuance of shares of the company’s common stock in connection with the conversion of Warburg Pincus’ non-voting perpetual participating preferred stock into, and exercise of, Warburg Pincus’ warrants to purchase common stock.

Webster expects to mail a proxy statement relating to the special meeting to its shareholders in the near future. Webster urges its shareholders to read the proxy statement carefully and vote by one of the methods described in the proxy statement.

Webster Financial Corporation is the holding company for Webster Bank, National Association. With $17.8 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust and investment services through 181 banking offices, 492 ATMs, telephone banking and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation, the insurance premium finance company Budget Installment Corp., Center Capital Corporation, an equipment finance company headquartered in Farmington, Conn., and provides health savings account trustee and administrative services through HSA Bank, a division of Webster Bank. Member FDIC and equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websteronline.com.

Additional Information

In connection with the Investment Agreement, Webster has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement. Webster will mail the definitive proxy statement, when available, to its shareholders. Investors and security holders are urged to read the proxy statement regarding the investment when it becomes available because it will contain important information.

Webster and its directors, executive officers and certain other members of management and employees may be soliciting proxies from shareholders in favor of certain matters relating to Warburg Pincus’ investment. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders in connection with such matters is filed with the SEC. Information about the directors and executive officers of Webster is set forth in Webster’s definitive proxy statement filed with the SEC on March 20, 2009. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary proxy statement filed with the SEC on September 21, 2009.

You may obtain a free copy of the definitive proxy statement (when available) and other related documents filed by Webster with the SEC at the SEC’s website at http://www.sec.gov. The definitive proxy statement (when available) and the other documents may also be obtained for free by accessing Webster’s website at http://www.websterbank.com under the heading “Investor Relations” and then under the heading “Financial Reports” and then under the heading “SEC Filings.”

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